UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 20, 2018, Guardion Health Sciences, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected Elect each of Michael Favish, Robert Weingarten, Mark Goldstone and David Evans as members of our Board of Directors, (ii) ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, (iii) approved the adoption of the Guardion Health Sciences, Inc. 2018 Equity Incentive Plan, (iv) granted discretionary authority to our Board of Directors to (i) amend the Certificate of Incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split”, at a specific ratio within a range of one-for-two and three-for-four, with the exact ratio to be determined by the Board of Directors in its sole discretion and (ii) effect a reverse stock split, if at all, within one year of the date the proposal was approved by stockholders (the “Reverse Stock Split Proposal”), (v) approved, on a non-binding, advisory basis, the Company’s executive compensation, and (vi) approved, on a non-binding, advisory basis, the frequency of three years for the Company to hold advisory votes on its executive compensation. Stockholders of record at the close of business on October 22, 2018 were entitled to one vote for each share of common stock.  On October 22, 2018, there were 40,329,475 shares of common stock issued and outstanding, of which at least 35,326,775 were represented at the Meeting, or approximately 87.60 % of the total outstanding, which was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Michael Favish, Robert Weingarten, Mark Goldstone and David Evans were elected to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld
Michael Favish	35,311,010	15,765
Robert Weingarten	35,311,010	15,765
Mark Goldstone	35,311,010	15,765
David Evans	35,311,010	15,765

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
35,326,775	0	0

Proposal No. 3 – Approval of Amendments to 2015 Equity Plan

The adoption of the Guardion Health Sciences, Inc. 2018 Equity Incentive Plan was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
34,613,335	336,167	377,273

Proposal No. 4 – Approval of the Reverse Stock Split Proposal

The Reverse Stock Split Proposal was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
34,900,862	115,672	310,241

Proposal No. 5 – Approval, by non-binding advisory vote, of the Company’s executive compensation

The Company’s executive compensation, by non-binding advisory vote, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
35,194,465	56,429	75,881

Proposal No. 6 – Approval, by non-binding advisory vote, on the frequency of advisory votes on the Company’s executive compensation

The frequency of three years for future advisory votes on the Company’s executive compensation was approved. The voting results were as follows:

3 Years	2 Years	1 Year	Abstentions
28,833,822	1,870,979	4,553,366	68,608

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ MICHAEL FAVISH
Name: Michael Favish
Title: Chief Executive Officer

Date: November 23, 2018